Exhibit 8.1

233 S. Wacker Drive, Suite 5800
Chicago, Illinois 60606
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
October 22, 2010	Doha	Paris
	Dubai	Riyadh
	Frankfurt	Rome
	Hamburg	San Diego
	Hong Kong	San Francisco
Accuride Corporation	Houston	Shanghai
7140 Office Circle	London	Silicon Valley
P.O. Box 15600	Los Angeles	Singapore
Evansville, IN 47716	Madrid	Tokyo
	Milan	Washington, D.C.

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission on October 22, 2010 by Accuride Corporation, a Delaware corporation (the “Company”), and as amended (the “Registration Statement”), and an Offer to Convert and Consent Solicitation/Prospectus, dated October 22, 2010 (the “Preliminary Prospectus” ), you have requested our opinion concerning the statements under the caption “Material U.S. Federal Income Tax Consequences.”

The facts, as we understand them, and upon which we rely with your permission in rendering the opinion herein, are set forth in the Registration Statement and the Preliminary Prospectus.  We have not independently verified any such factual matters.

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Preliminary Prospectus, we hereby confirm that the statements in the Registration Statement and the Preliminary Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

No opinion is expressed as to any matter not discussed herein.

We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof.  This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters.  Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position.  Furthermore, no assurance can be given that future legislation, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.

This letter is furnished only to you and is for your use in connection with the transactions referenced in the first paragraph upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Preliminary Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP